March 7, 1997


Regency Realty Corporation
121 West Forsyth Street, Suite 200
Jacksonville, Florida 32202

      Re:   Partnership Units

Ladies and Gentlemen:

      The undersigned, Branch Properties, L.P., a Georgia limited partnership ("Branch"), Branch Realty, Inc., a Georgia corporation ("Branch Realty"), and Regency Realty Corporation, a Florida corporation ("Regency"), have entered into a Contribution Agreement and Plan of Reorganization, dated February 10, 1997 (the "Contribution Agreement"), regarding the formation of Regency Retail Partnership, L.P., a Delaware limited partnership (the "Partnership"), to which a wholly owned subsidiary of Regency is contributing cash and Branch is contributing shopping center properties and other assets used in the real estate business. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Contribution Agreement or the Partnership Agreement. Pursuant to the terms of the Contribution Agreement, the undersigned will receive (i) Reorganization Shares and (ii) Units which may be redeemed for Shares of Common Stock pursuant to the terms of the Partnership Agreement.

      In consideration of the foregoing, the undersigned hereby agrees that for a period of one year from the First Closing Date, he will not, without the express written consent of Regency, (i) offer for sale, sell, transfer, give, pledge, assign, irrevocably hypothecate or otherwise dispose of, directly or indirectly, any of the Units, or enter into any contract, option or other agreement or understanding regarding the same (collectively, a "Transfer"), or
(ii) exercise a Redemption Right with respect to any Units. In addition, the undersigned agrees that during any three-month period (a "Quarterly Period") during the two years ending on the third anniversary date of the First Closing, he will neither Transfer, nor exercise a Redemption Right with respect to, a number of Units greater than the number arrived at by (a) multiplying 12.5% times the Cumulative Elapsed Quarterly Periods (as defined below) times the Base Amount (as defined below) and (b) subtracting the total number of Units and Reorganization Shares issued to the undersigned at the First Closing and any Subsequent Closing that the undersigned has Transferred. Base Amount equals the sum of the total number of Units and Reorganization Shares issued to the undersigned at the First Closing and any Subsequent Closing. Cumulative Elapsed Quarterly Periods means the total number of Quarterly Periods that have elapsed since the first anniversary of the First Closing, plus one.

Regency Realty Corporation
March 7, 1997
Page -2-



      Nothing  herein shall  prevent the  undersigned  from making a Transfer (a
"Permitted Transfer") to a Person described in Section 11.3(a) of the Partnership Agreement to whom a Limited Partner may transfer Units without the consent of the General Partner, provided that such transferee agrees in writing to be bound by the provisions of this Agreement. In order to effect any Permitted Transfer, the undersigned must deliver to Regency a duly executed copy of the instrument making such Permitted Transfer within 10 days after such Permitted Transfer and such instrument must evidence the written acceptance by the assignee of all of the terms and conditions of this Agreement and represent that such assignment was made in accordance with all applicable laws and regulations.

      The  foregoing  agreements  shall be  binding on the  undersigned  and the
undersigned's  respective  heirs,  personal   representatives,   successors  and
permitted assigns.

                                Very truly yours,



                                          /s/ J. Alexander Branch III
                                          J. Alexander Branch III

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